EXHIBIT 12-A

                              AVATEX CORPORATION
                      RATIO OF EARNINGS TO FIXED CHARGES
                               ($ in thousands)





                                                                                           Year Ended March 31,
                                                                       ---------------------------------------------------------
                                                                             1995       1996       1997        1998        1999
EARNINGS (LOSS):
Income (loss) from continuing operations before National Steel
  Corporation, equity in income (loss) of affiliates, income tax
  provision and minority interest                                        $ 31,377   $  8,063   $  3,705    $(25,122)   $ (7,841)

Add back interest expense                                                   3,550      5,139      4,146       3,048         768

                                                                       ---------------------------------------------------------
Total earnings (loss)                                                    $ 34,927   $ 13,202   $  7,851    $(22,074)   $ (7,073)
                                                                       =========================================================

FIXED CHARGES:

Interest Expense                                                         $  3,550   $  5,139   $  4,146    $  3,048    $    768

Capitalized interest                                                            -          -          -           -           -

Preferred dividends on a pre-tax basis                                     19,290     33,228     19,096      25,604      28,178

                                                                       ---------------------------------------------------------
Total fixed charges                                                      $ 22,840   $ 38,367   $ 23,242    $ 28,652    $ 28,946
                                                                       =========================================================

RATIO OF EARNINGS TO FIXED CHARGES                                        152.92%     34.41%     33.78%     -77.04%     -24.44%
                                                                       =========================================================

EARNINGS DEFICIENCY IF RATIO IS LESS THAN
       ONE-TO-ONE                                                        $     -    $(25,165)  $(15,391)   $(50,726)   $(36,019)
                                                                       =========================================================


                                                                                            Pro Forma Statements
                                                                                     for the year ended March 31, 1999
                                                                             as if the following % of preferred stockholders
                                                                                    elected the alternate consideration
                                                                                    -----------------------------------
                                                                                    50%                  100%
EARNINGS (LOSS):
Income (loss) from continuing operations before National Steel
  Corporation, equity in income (loss) of affiliates, income tax
  provision and minority interest                                                   $(10,320)             $(12,699)

Add back interest expense                                                              2,766                 4,763

                                                                                -------------        --------------
Total earnings (loss)                                                               $ (7,554)             $ (7,936)
                                                                                =============        ==============

FIXED CHARGES:

Interest Expense                                                                    $  2,766              $  4,763

Capitalized interest                                                                       -                     -

Preferred dividends on a pre-tax basis                                                     -                     -

                                                                                -------------        --------------
Total fixed charges                                                                 $  2,766              $  4,763
                                                                                =============        ==============

RATIO OF EARNINGS TO FIXED CHARGES                                                  -273.10%              -166.62%
                                                                                =============        ==============

EARNINGS DEFICIENCY IF RATIO IS LESS THAN
       ONE-TO-ONE                                                                   $(10,320)             $(12,699)
                                                                                =============        ==============



                                             AVATEX CORPORATION
                                     RATIO OF EARNINGS TO FIXED CHARGES

                                              ($ in thousands)



                                                                                               Pro Forma Statements
                                                                                       for the three months ended June 30, 1999
                                                                                     as if the following % of preferred stockholders
                                                        Three Months Ended June 30,      elected the alternate consideration
                                                        -------------------------        -----------------------------------
                                                          1998         1999                  50%                  100%
EARNINGS (LOSS):
Income (loss) from continuing operations before
  National Steel Corporation, equity in income
  (loss) of affiliates, income tax provision
  and minority interest                                    $(3,293)     $(2,537)             $ (3,149)             $ (3,738)

Add back interest expense                                      206          185                   677                 1,170

                                                       =========================         =============        ==============
Total earnings (loss)                                      $(3,087)     $(2,352)             $ (2,472)             $ (2,568)
                                                       =========================         =============        ==============

FIXED CHARGES:

Interest Expense                                             $ 206        $ 185                 $ 677               $ 1,170

Capitalized interest                                             -            -                     -                     -

Preferred dividends on a pre-tax basis                       6,792        7,482                     -                     -
                                                       =========================         =============        ==============
Total fixed charges                                        $ 6,998      $ 7,667                 $ 677               $ 1,170
                                                       =========================         =============        ==============

RATIO OF EARNINGS TO FIXED CHARGES                         -44.11%      -30.68%              -365.14%              -219.49%
                                                       =========================         =============        ==============

EARNINGS DEFICIENCY IF RATIO IS LESS THAN
       ONE-TO-ONE                                         $(10,085)   $ (10,019)             $ (3,149)             $ (3,738)
                                                       =========================         =============        ==============